UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, Symantec Corporation (the “Company”) announced the appointment of Michael A. Brown, age 55, as its Interim President and Chief Executive Officer, effective immediately. Mr. Brown has served as a member of our Board of Directors (the “Board”) since July 2005 following the acquisition of VERITAS Software Corporation. Mr. Brown had served on the VERITAS board of directors since 2003. From 1984 until September 2002, Mr. Brown held various senior management positions at Quantum Corporation, a leader in computer storage products, and most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation. He has previously served as a director of a variety of public companies, including Digital Impact, Maxtor Corporation and Nektar Therapeutics. Mr. Brown holds a master’s of business administration from Stanford Business School and a bachelor’s degree from Harvard University.

On March 19, 2014, Stephen M. Bennett was terminated from his role as President and Chief Executive Officer of the Company and Mr. Bennett resigned from the Board of Directors. Immediately following Mr. Bennett’s resignation, the Board of Directors reduced the number of authorized directors from 10 to 9.

On March 19, 2014, Mr. Brown resigned as Chairman and member of the Board’s Compensation and Leadership Development Committee (“CLDC”), and as a member of the Nominating and Governance Committee. Mr. Brown no longer serves on any Board committees. Effective March 20, 2014, Robert S. Miller was appointed Chairman of the CLDC.

There are no family relationships between Mr. Brown and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Brown is expected to receive cash compensation of $100,000 per month in connection with his serving as Interim President and Chief Executive Officer.

Mr. Bennett is entitled to receive certain cash severance and equity acceleration benefits for termination without cause as provided by the terms of his employment agreement, and pursuant to the terms of the Company’s existing compensatory arrangements, including its Performance Contingent Stock Unit Award Agreement and its Performance Based Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 21, 2014	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary